EXHIBIT 10.14

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Jon. W. McGarity

President & CEO

August 3, 2007

Mark R. Schonau

1748 East Queen Palm Drive

Gilbert, AZ 85234

Dear Mark:

I am pleased to offer you the position of Chief Financial Officer (CFO) at Insys Therapeutics, Inc. The salary offered for this position, at this time, is $175,000.00 per year. You are also eligible to receive a bonus potential of up to 50% of your base salary based on performance with 30% guaranteed in the first year. As a full-time employee you will be eligible for health benefits and a 401K retirement plan. The attached “employment statement” summarizes your employment benefits.

On the first day of your employment you will be requested to sign a Confidentiality Agreement. If you are in agreement, please signify your acceptance of this offer of employment by signing and returning this letter and the “offer statement” no later than August 6, 2007. It is understood that the job requires travel from time to time or as needed to meet business needs.

Mark, you are being offered a key position at Insys and we look forward to your active contribution to the success of our company. It is my hope that you will find your employment at Insys a truly rewarding experience.

I look forward to welcoming you to Insys. Should you have any questions or concerns please do not hesitate to contact me at (602) 910-2617 Ext # 9018.

Sincerely,

/s/ Jon W. McGarity

Jon W. McGarity

President and CEO

I hereby accept Insys Therapeutics Inc.’s offer as described in this letter.

/s/ Mark R. Schonau	August 6, 2007
Signature of Mark R. Schonau	Date

INSYS THERAPEUTICS, INC. (“COMPANY”)

EMPLOYMENT OFFER STATEMENT (“OFFER STATEMENT”)

TO: Mark R. Schonau

DATE: August 3, 2007

POSITION: Chief Financial Officer (CFO)

START DATE: To Be Determined

COMPENSATION:

SALARY	$175,000.00 per annum

BONUS	Up to 50% bonus potential. 30% bonus is guaranteed first year

EQUITY	You shall receive 150,000 options. On an ongoing basis, you will participate in the annual employee stock option award program, to the extent such awards are granted by the Board of Directors.

50% of the options will be vested immediately upon your joining the company; the remaining 50% will vest per the following schedule:

25%—September 2008

25%—September 1, 2009

In order for any unvested options to vest, you must be an employee of the Company in good standing or reach terms that would complete the vesting.

The options shall be subject to all the terms and conditions of the Employee Stock Option Program adopted by the Company. Any Shares issued pursuant to these paragraphs shall be subject to a prohibition on transferability until such time as an initial public offering of the Company’s stock is implemented by the Company.

PAID TIME OFF:

Your annual vacation time will be three weeks. You will have eight paid holidays and five personal/sick days. Please note that vacation time unused for the calendar year cannot be carried over. After two years of complete service, four weeks will be approved.

HEALTH INSURANCE:

Effective on the first day following the first full month of employment but subject to any pre-existing condition clauses that may be applicable to you or your family, Company Sponsored group medical and dental health coverage will be provided to you consistent with the Company health insurance benefits plan in place.

BENEFITS:

Effective on the first day of the first full month following the Start Date, long term disability and life insurance at one and one-half (1- 1/2) times annual salary to a maximum of $300,000.00, consistent with the Company benefits plan, shall be provided to you. These benefits are to be paid in full by the Company.

RETIREMENT:	Subject to all eligibility and waiting period requirements, you shall be entitled to participate in the 401(k) Plan.

TERMINATION:	Either you or the Company may terminate the “At-Will” employment upon thirty (30) days written notice to the other.

EMPLOYMENT STATUS:	“At Will” Employment; Nothing herein shall be construed to alter your status as an “At-Will” employee.

TECHNOLOGY &	All intellectual property and technology developed as a result of projects pursued by Insys,
INTELLECTUAL	whether directly or indirectly, while employed at Insys Therapeutics, Inc. shall belong to the
PROPERTY:	Company.

Accepted: /s/ Mark R. Schonau	Approved: /s/ Jon W. McGarity
Mark R. Schonau	Its: President & CEO

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